EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Merisel, Inc. 401(k) Retirement Savings Plan

New York, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-444605 of Merisel, Inc. of our report dated June 28, 2012 relating to the financial statements and supplemental schedules of the Merisel, Inc. 401(k) Retirement Savings Plan which appear in  this Form 11-K for the year ended December 31, 2011.

/s/ BDO USA, LLP

BDO USA, LLP
New York, New York

June 28, 2012